EXHIBIT 99.1

Neose Technologies’ Common Stock Continues Listing on Nasdaq Global Market

HORSHAM, PA, February 6, 2009 — Neose Technologies, Inc. (NasdaqGM: NTEC) today announced that on February 3, 2009 it received a decision from the Nasdaq Hearings Panel (the “Panel”) allowing the Company’s common stock to continue to trade on the NASDAQ Stock Market.  The Panel further determined that if the Company does not file its certificate of dissolution with the Delaware Secretary of State by March 3, 2009, it will delist the Company’s common stock and suspend trading of the common stock on the Nasdaq Stock Market effective at the open of business on March 4, 2009.

CONTACTS:

Neose Technologies, Inc.

A. Brian Davis

Sr. Vice President and Chief Financial Officer

(215) 315-9000

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995.  Statements in this press release regarding our business that are not historical facts are “forward-looking statements” that involve risks and uncertainties.  Among those risks and uncertainties are:  the risk that the Company will not file its certificate of dissolution on or before March 3, 2009 resulting in the delisting of its common stock prior to the dissolution date, as well as more specific risks and uncertainties set forth in the sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, as amended, entitled “Risk Factors” and “Special Note Regarding Forward-Looking Statements,” and discussions of risk factors in the Company’s subsequent SEC filings.  Any of these risks and uncertainties could cause the Company’s actual results to differ from those contained in the forward-looking statements.